EXHIBIT 3
                                POWER OF ATTORNEY

     The undersigned, Genevieve J. Brown (the "Reporting Person"), a resident of Missouri, does hereby make, constitute and appoint V. Raymond Stranghoener or Bruce L. Talen, and each of them, acting severally, each of whose address is c/o Boatmen's Trust Company, 100 North Broadway, St. Louis, Missouri 63102, as her true and lawful attorneys-in-fact, for her and in her name, place and stead (i) to execute on behalf of the Reporting Person and cause to be filed and/or delivered, as required under Section 13(d) of the Securities Exchange Act of 1934 (the "Act") and the regulations thereunder, any number, as appropriate, of original, copies, or electronic filings of the Securities and Exchange Commission Schedule 13D or Schedule 13G Beneficial Ownership Reports (together with any amendments and joint filing agreements under Rule 13d-l(f)(1) of the Act, as may be required thereto) to be filed and/or delivered with respect to any equity security (as defined in Rule 13d-1(d) under the Act) issued by Petrolite Corporation, a Delaware corporation, beneficially owned by the undersigned and which must be reported by the undersigned pursuant to Section 13(d) of the Act and the regulations thereunder, (ii) to execute on behalf of the Reporting Person and cause to be filed and/or delivered, any number, as appropriate, of original copies or electronic filings of any forms (including, without limitation, Securities and Exchange Commission Form 3, 4 and 5) required to filed pursuant to Section 16(a) of the Act and the regulations thereunder, and (iii) generally to take such other actions and perform such other things necessary to effectuate the foregoing as fully in all respects as if the undersigned could do if personally present. This Power of Attorney shall remain in effect until revoked, in writing, by the undersigned.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 17th day of June, 1996.


                                    /s/ Genevieve J. Brown
                                    --------------------------------------------
                                    Genevieve J. Brown